Exhibit 99.1

Anne Spitza	Ken Rizvi
Corporate Communications	Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	ken.rizvi@onsemi.com

ON Semiconductor Reports First Quarter 2008 Results

For the first quarter of 2008, total corporate highlights include:

•	Completed the AMIS Holdings, Inc. acquisition on March 17, 2008

•	Acquisition is accretive to non-GAAP net income per fully diluted share in Q1 2008

•	Retired AMIS Holdings’ $277 million senior bank facility

•	Total revenues of $421.9 million

•	GAAP gross margin of 34.7 percent

•	Non-GAAP gross margin of 37.6 percent

•	GAAP net income per fully diluted share of $0.07

•	Non-GAAP net income per fully diluted share of $0.21

•	Cash and cash equivalents of $307.9 million

For the first quarter of 2008, ON Semiconductor stand alone highlights include:

•	Total revenues of $396.4 million

•	GAAP gross margin of 35.7 percent

•	Non-GAAP gross margin of 37.0 percent

•	GAAP net income per fully diluted share of $0.14

•	Non-GAAP net income per fully diluted share of $0.20

PHOENIX, Ariz. – May 6, 2008 – ON Semiconductor Corporation (NASDAQ: ONNN) today announced that total revenues in the first quarter of 2008 were $421.9 million, an increase of approximately three percent from the fourth quarter of 2007. During the first quarter of 2008, the company reported GAAP net income of $20.8 million, or $0.07 per share on a fully diluted basis. First quarter 2008 GAAP net income included a net charge of $44.6 million, or $0.14 per share on a fully diluted basis from special items. The special item details can be found in the attached schedules. During the fourth quarter of 2007, the company reported GAAP net income of $61.1 million, or $0.20 per share on a fully diluted basis.

First quarter 2008 non-GAAP net income was $65.4 million or $0.21 per share on a fully diluted basis. Fourth quarter 2007 non-GAAP net income was $68.7 million, or $0.23 per share on a fully diluted basis. A reconciliation of these non-GAAP financial measures, to the company’s most directly comparable measures prepared in accordance with U.S. GAAP are set forth in an attached schedule and on our website at www.onsemi.com.

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ON Semiconductor Reports First Quarter 2008 Results

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On a mix-adjusted basis, average selling prices in the first quarter of 2008 were down less than two percent from the fourth quarter of 2007. The company’s total gross margin in the first quarter was 34.7 percent. Non-GAAP total gross margin in the first quarter was 37.6 percent. GAAP gross margin in the first quarter included a net charge of approximately $11.9 million or 290 basis points from special items. The special item details can be found in the attached schedules. A reconciliation of non-GAAP gross margin which is a non-GAAP financial measure, to the company’s gross margin prepared in accordance with U.S. GAAP is set forth in an attached schedule.

Adjusted EBITDA for the first quarter of 2008 was $97.2 million. Adjusted EBITDA for the fourth quarter of 2007 was $102.1 million. A reconciliation of this non-GAAP financial measure to the company’s net income and net cash provided by operating activities prepared in accordance with U.S. GAAP is set forth in an attached schedule.

Excluding the impact of the acquisition of AMIS Holdings, Inc. which closed on Mar. 17, 2008, ON Semiconductor had stand alone revenues of approximately $396.4 million in the first quarter of 2008, a decrease of approximately three percent from the fourth quarter of 2007. ON Semiconductor also reported first quarter 2008 stand alone GAAP net income of $40.1 million, or $0.14 per share on a fully diluted basis. First quarter 2008 stand alone GAAP net income included approximately $19.1 million, or $0.06 per share on a fully diluted basis from special items. The special item details can be found in the attached schedules.

Excluding the impact of the acquisition, ON Semiconductor had stand alone gross margin of approximately 35.7 percent in the first quarter of 2008. Stand alone non-GAAP gross margin in the first quarter was 37.0 percent. ON Semiconductor stand alone GAAP gross margin in the first quarter included a net charge of approximately $5.1 million or 130 basis points from special items. The special item details can be found in the attached schedules. On a stand alone basis, first quarter 2008 gross margin was also impacted from the increase in manufacturing costs associated with the weaker dollar and increases in direct material costs compared to the fourth quarter of 2007.

First quarter 2008 stand alone non-GAAP net income was $59.2 million or $0.20 per share on a fully diluted basis. Fourth quarter 2007 non-GAAP net income was $68.7 million, or $0.23 per share on a fully diluted basis. A reconciliation of these non-GAAP financial measures, to the company’s most directly comparable measures prepared in accordance with U.S. GAAP are set forth in an attached schedule and on our website at www.onsemi.com.

“The positive transformation of ON Semiconductor continued in the first quarter of 2008,” said Keith Jackson, ON Semiconductor president and CEO. “At the end of December, we closed the acquisition of the CPU Voltage and Thermal Products Group from Analog Devices which boosted our overall computing power management expertise. In the first quarter, we completed the largest acquisition in the company’s history by closing the AMIS Holdings, Inc. transaction. These two transactions greatly enhance our ability to address our customers’ most challenging power management requirements and position ON Semiconductor as a leader in the analog and power management sector.”

ON Semiconductor Reports First Quarter 2008 Results

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SECOND QUARTER 2008 OUTLOOK

“Based upon product booking trends, backlog levels, anticipated manufacturing services revenue decline of $8 million sequentially and estimated turns levels, we anticipate that total revenues will be approximately $545 to $560 million in the second quarter of 2008,” Jackson said. “Included in the total revenue guidance is the expectation of sequential product revenue growth of approximately two to six percent for ON Semiconductor stand alone and approximately $150 million of revenue associated with the completed acquisition of AMIS Holdings, Inc. Backlog levels at the beginning of the second quarter of 2008 were up from backlog levels at the beginning of the first quarter of 2008 and represent over 85 percent of our anticipated second quarter 2008 revenues. We expect that average selling prices for the second quarter of 2008 will be down approximately two percent sequentially. The following table outlines our second quarter 2008 GAAP and non-GAAP outlook.”

ON SEMICONDUCTOR Q2 2008 BUSINESS OUTLOOK

	GAAP	Special Items *	Non-GAAP***
Revenue	$545 to $560 million		$545 to $560 million
Gross Margin	32% to 34%	$42 to $44 million	40% to 41.5%
Operating Expenses	$136 to $141 million	$12 to $13 million	$124 to $128 million
Other Income/Expense	$10 to $12 million		$10 to $12 million
Tax	$4 million		$4 million
Fully Diluted Share Count **	410 million		410 million

*	Special Items can include: stock based compensation expense, restructuring, asset impairments and other, net, expensing of appraised inventory fair market value (FMV) step up, amortization of intangibles and income tax adjustments to approximate cash taxes.
**	Fully Diluted Share Count can vary for among other things, the actual exercise of options or restricted stock, the incremental dilutive shares from all of the Company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or the sale of treasury shares. Please refer to the table on our website for potential changes to the Fully Diluted Share Count.
***	Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our news releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. As a result of requests from our investor and research community, we intend to include this non-GAAP table and measures in our earnings releases covering periods through the end of 2008.

ON Semiconductor Reports First Quarter 2008 Results

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TELECONFERENCE

ON Semiconductor will hold a conference call for the financial community at 8:00 a.m. Eastern time (ET) tomorrow to discuss the first quarter 2008 results and other related material information. The company will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (888) 546-9664 and providing the conference identification number of 44468260. ON Semiconductor will provide a dial-in replay approximately one hour following the live broadcast that will continue through approximately May 14, 2008. The dial-in replay number is (800) 642-1687 and the conference identification number is 44468260. The script for tomorrow’s call will be provided on our website and furnished via a Form 8-K filing.

About ON Semiconductor

With its global logistics network and strong product portfolio, ON Semiconductor (NASDAQ: ONNN) is a preferred supplier of efficient power solutions to customers in the power supply, automotive, communication, computer, consumer, medical, industrial, mobile phone, and military/aerospace markets. The company’s broad portfolio includes power, analog, DSP, mixed-signal, advance logic, clock management and standard component devices. Global corporate headquarters are located in Phoenix, Arizona. The company operates a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. In this news release, forward-looking information relates mainly to the second quarter of 2008 and its bookings trends, backlog levels, estimated turns levels, anticipated revenues, gross margins and average selling prices, stock based compensation expense and similar matters. All forward-looking statements in this news release are based on management’s current expectations and estimates, and involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are revenues and operating performance, changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions and the integration efforts related thereto, risks associated with our substantial leverage and restrictive covenants in our debt agreements, risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with the regulation of corporate governance and disclosure

ON Semiconductor Reports First Quarter 2008 Results

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standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are in “Item 1A Risk Factors” of our Form 10-K for the year ended December 31, 2007 and our Form 10-Q for the quarterly period ended March 28, 2008 and other factors as described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

ON Semiconductor Reports First Quarter 2008 Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended
	March 28, 2008	December 31, 2007	March 30, 2007
Net revenues	$421.9	$407.9	$374.2
Cost of revenues	275.3	255.6	237.6

Gross profit	146.6	152.3	136.6
Gross margin	34.7%	37.3%	36.5%
Operating expenses:
Research and development	40.3	35.4	30.8
Selling and marketing	25.8	24.0	22.9
General and administrative	23.8	22.1	20.2
In-process Research and Development	17.7	—	—
Amortization of acquisition related intangible assets	2.4	—	—
Restructuring, asset impairments and other, net	5.8	1.0	—

Total operating expenses	115.8	82.5	73.9

Operating income	30.8	69.8	62.7

Other income (expenses), net:
Interest expense	(9.3)	(10.1)	(9.7)
Interest income	2.0	4.2	2.8
Other	(1.9)	0.3	(0.5)
Loss on debt prepayment	—	—	(0.1)

Other income (expenses), net	(9.2)	(5.6)	(7.5)

Income before income taxes and minority interests	21.6	64.2	55.2
Income tax provision	(1.1)	(3.3)	(0.6)
Minority interests	0.3	0.2	(0.6)

Net income	$20.8	$61.1	$54.0

Income per common share:
Basic:	$0.07	$0.21	$0.19

Diluted:	$0.07	$0.20	$0.18

Weighted average common shares outstanding:
Basic	306.8	292.3	289.5

Diluted:	309.3	301.3	300.6

ON Semiconductor Reports First Quarter 2008 Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	March 28, 2008	December 31, 2007	March 30, 2007
Assets
Cash and cash equivalents	$307.9	$274.6	$275.8
Receivables, net	245.7	175.2	174.3
Inventories, net	362.4	220.5	213.3
Other current assets	89.7	68.3	35.7
Deferred income taxes	—	6.7	8.5

Total current assets	1,005.7	745.3	707.6
Property, plant and equipment, net	734.2	614.9	594.8
Goodwill	730.1	172.4	81.1
Intangible assets, net	343.6	57.5	9.8
Other assets	58.7	47.5	47.4

Total assets	$2,872.3	$1,637.6	$1,440.7

Liabilities, Minority Interests and Stockholders’ Equity (Deficit)
Accounts payable	$238.6	$163.5	$138.2
Accrued expenses	208.7	101.3	104.3
Income taxes payable	3.1	3.5	2.5
Accrued interest	7.9	1.4	5.2
Deferred income on sales to distributors	120.8	120.4	121.8
Deferred income taxes	1.0	—	—
Current portion of long-term debt	75.5	30.8	26.7

Total current liabilities	655.6	420.9	398.7
Long-term debt	1,149.6	1,128.6	1,123.7
Other long-term liabilities	63.8	46.8	51.3
Deferred income taxes	8.0	6.9	5.2

Total liabilities	1,877.0	1,603.2	1,578.9

Minority interests in consolidated subsidiaries	16.7	18.5	19.0

Common stock	4.4	3.4	3.3
Additional paid-in capital	2,354.5	1,419.6	1,380.1
Accumulated other comprehensive loss	6.0	(0.5)	(1.0)
Accumulated deficit	(1,030.6)	(1,051.4)	(1,239.6)
Treasury stock	(355.7)	(355.2)	(300.0)

Total stockholders’ equity (deficit)	978.6	15.9	(157.2)

Total liabilities, minority interests and stockholders' equity (deficit)	$2,872.3	$1,637.6	$1,440.7

ON Semiconductor Reports First Quarter 2008 Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA* AND

CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended
	March 28, 2008	December 31, 2007	March 30, 2007
Net income	$20.8	$61.1	$54.0
Plus:
Depreciation and amortization	27.9	25.2	22.1
Interest expense	9.3	10.1	9.7
Interest income	(2.0)	(4.2)	(2.8)
Income tax provision	1.1	3.3	0.6
Stock compensation expense	6.7	5.6	3.3
Restructuring, asset impairments, and other, net	5.8	1.0	—
In-process research and development	17.7	—	—
Expensing of appraised inventory fair market value step up	9.9	—	—

Adjusted EBITDA*	97.2	102.1	86.9
Increase (decrease):
Interest expense	(9.3)	(10.1)	(9.7)
Interest income	2.0	4.2	2.8
Income tax provision	(1.1)	(3.3)	(0.6)
Restructuring, asset impairments, and other, net	(5.8)	(1.0)	—
Expensing of appraised inventory fair market value step up	(9.9)	—	—
Gain on sale or disposal of fixed assets	(2.3)	(1.5)	(2.5)
Proceeds, net of gain, from termination of interest rate swaps	—	(0.2)	1.4
Non-cash portion of loss on debt prepayment	—	—	—
Amortization of debt issuance costs and debt discount	1.0	1.0	1.1
Provision for excess inventories	2.5	0.8	1.6
Non-cash impairment	2.2	—	0.1
Deferred income taxes	(0.6)	1.3	(0.4)
Other	(0.3)	(0.6)	0.1
Changes in operating assets and liabilities	61.3	7.5	(17.7)

Net cash provided by operating activities	$136.9	$100.2	$63.1

*	Adjusted EBITDA represents net income before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. Not all of these items are necessarily included in the calculation of net income each quarter. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. We use this measure, together with GAAP measures, as a means to evaluate period-to-period comparisons. We also use the adjusted EBITDA measure for internal managerial evaluation purposes and the related payment of corporate cash bonuses. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

ON Semiconductor Reports First Quarter 2008 Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

QUARTER ENDED MARCH 28, 2008

(in millions, except per share data)

				Special Items
	ON Semiconductor Corporation Standalone	AMIS Holdings, Inc. Standalone	ON Semiconductor Corporation Consolidated GAAP	Stock Compensation Expense	Restructuring, Asset Impairments and Other, Net	In-Process Research and Development	Expensing of Appraised Inventory FMV step up	Amortization of Intangibles	Income Tax Adjustment to approximate cash taxes	Non-GAAP*
Net revenues	$396.4	$25.5	$421.9	$—	$—	$—	$—	$—	$—	$421.9
Cost of revenues	255.0	20.3	275.3	(1.4)	—	—	(9.9)	(0.6)	—	$263.4
Gross profit	141.4	5.2	146.6	1.4	—	—	9.9	0.6	—	158.5

Gross margin	35.7%	20.4%	34.7%							37.6%
Operating expenses:
Research and development	37.3	3.0	40.3	(0.9)	—	—	—	—	—	39.4
Selling and marketing	23.9	1.9	25.8	(0.9)	—	—	—	—	—	24.9
General and administrative	22.9	0.9	23.8	(3.5)	—	—	—	—	—	20.3
In-process Research and Development	—	17.7	17.7	—	—	(17.7)	—	—	—	—
Amortization of acquisition related intangible assets	1.7	0.7	2.4	—	—	—	—	(2.4)	—	—
Restructuring, asset impairments and other, net	4.3	1.5	5.8	—	(5.8)	—	—	—	—	—

Total operating expenses	90.1	25.7	115.8	(5.3)	(5.8)	(17.7)	—	(2.4)	—	84.6

Operating income	51.3	(20.5)	30.8	6.7	5.8	17.7	9.9	3.0	—	73.9

Other income (expenses), net:
Interest expense	(9.4)	0.1	(9.3)	—	—	—	—	—	—	(9.3)
Interest income	2.1	(0.1)	2.0	—	—	—	—	—	—	2.0
Other	(1.7)	(0.2)	(1.9)	—	—	—	—	—	—	(1.9)
Loss on debt prepayment	—	—	—	—	—	—	—	—	—	—

Other income (expenses), net	(9.0)	(0.2)	(9.2)	—	—	—	—	—	—	(9.2)

Income before income taxes and minority interests	42.3	(20.7)	21.6	6.7	5.8	17.7	9.9	3.0	—	64.7
Income tax provision	(2.5)	1.4	(1.1)	—	—	—	—	—	1.5	0.4
Minority interests	0.3	—	0.3	—	—	—	—	—	—	0.3

Net income	$40.1	$(19.3)	$20.8	$6.7	$5.8	$17.7	$9.9	$3.0	$1.5	$65.4

Income per common share:
Basic:	$0.14		$0.07							$0.21

Diluted:	$0.14		$0.07							$0.21

Weighted average common shares outstanding:
Basic	292.7		306.8							306.8

Diluted:	295.2		309.3							309.3

*	“Non-GAAP net income” and the related “non-GAAP net income per share” are non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe these measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. Non-GAAP net income, which we reconcile to net income, excludes: amortization of debt issuance costs, non-cash stock compensation expense, costs associated with early retirement of debt, purchased in-process research and development, purchase accounting charges, amortization of acquisition-related intangibles, and restructuring, asset impairments and other, net charges. Not all of these items are necessarily included in the calculation of net income each quarter. Non-GAAP net income per share is derived from non-GAAP net income, using the same measures of outstanding shares as are used to calculate net income per share in accordance with GAAP.

ON Semiconductor Reports First Quarter 2008 Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES EXCLUDING AMIS HOLDINGS

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

QUARTER ENDED MARCH 28, 2008

(in millions, except per share data)

		Special Items
	ON Semiconductor Corporation Standalone	Stock Compensation Expense	Restructuring, Asset Impairments and Other, Net	Expensing of Appraised Inventory FMV step up	Amortization of Intangibles	Income Tax Adjustment to approximate cash taxes	Non-GAAP*
Net revenues	$396.4	$—	$—	$—	$—	$—	$396.4
Cost of revenues	255.0	(1.4)	—	(3.1)	(0.6)	—	$249.9

Gross profit	141.4	1.4	—	3.1	0.6	—	146.5
Gross margin	35.7%						37.0%
Operating expenses:
Research and development	37.3	(0.9)	—	—	—	—	36.4
Selling and marketing	23.9	(0.9)	—	—	—	—	23.0
General and administrative	22.9	(3.4)	—	—	—	—	19.5
Amortization of acquisition related intangible assets	1.7	—	—	—	(1.7)	—	—
Restructuring, asset impairments and other, net	4.3	—	(4.3)	—	—	—	—

Total operating expenses	90.1	(5.2)	(4.3)	—	(1.7)	—	78.9

Operating income	51.3	6.6	4.3	3.1	2.3	—	67.6

Other income (expenses), net:
Interest expense	(9.4)	—	—	—	—	—	(9.4)
Interest income	2.1	—	—	—	—	—	2.1
Other	(1.7)	—	—	—	—	—	(1.7)
Loss on debt prepayment	—	—	—	—	—	—	—

Other income (expenses), net	(9.0)	—	—	—	—	—	(9.0)

Income before income taxes and minority interests	42.3	6.6	4.3	3.1	2.3	—	58.6
Income tax provision	(2.5)	—	—	—	—	2.8	0.3
Minority interests	0.3	—	—	—	—	—	0.3

Net income	$40.1	$6.6	$4.3	$3.1	$2.3	$2.8	$59.2

Income per common share:
Basic:	$0.14						$0.20

Diluted:	$0.14						$0.20

Weighted average common shares outstanding:
Basic	292.7						292.7

Diluted:	295.2						295.2

*	“Non-GAAP net income” and the related “non-GAAP net income per share” are non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe these measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. Non-GAAP net income, which we reconcile to net income, excludes: amortization of debt issuance costs, non-cash stock compensation expense, costs associated with early retirement of debt, purchased in-process research and development, purchase accounting charges, amortization of acquisition-related intangibles, and restructuring, asset impairments and other, net charges. Not all of these items are necessarily included in the calculation of net income each quarter. Non-GAAP net income per share is derived from non-GAAP net income, using the same measures of outstanding shares as are used to calculate net income per share in accordance with GAAP.

ON Semiconductor Reports First Quarter 2008 Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME* AND

NON-GAAP NET INCOME PER COMMON SHARE*

(in millions, except per share data)

Quarter Ended
December 31, 2007
GAAP net income	$61.1
Reconciling items:
Amortization of debt issuance costs	1.0
Non-cash stock compensation expense	5.6
Restructuring, asset impairments and other, net	1.0

Non-GAAP net income*	$68.7

GAAP net income per common share - diluted	$0.20
Reconciling items:
Amortization of debt issuance costs	0.003
Non-cash stock compensation expense	0.019
Restructuring, asset impairments and other, net	0.003

Non-GAAP net income per common share* - diluted	$0.23

*	“Non-GAAP net income” and the related “non-GAAP net income per share” are non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe these measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. Non-GAAP net income, which we reconcile to net income, excludes: amortization of debt issuance costs, non-cash stock compensation expense, costs associated with early retirement of debt, purchased in-process research and development, purchase accounting charges, amortization of acquisition-related intangibles, and restructuring, asset impairments and other, net charges. Not all of these items are necessarily included in the calculation of net income each quarter. Non-GAAP net income per share is derived from non-GAAP net income, using the same measures of outstanding shares as are used to calculate net income per share in accordance with GAAP.